UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2007

VALENTIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

863A Mitten Rd., Burlingame, California	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 697-1900

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into A Material Definitive Agreement.

(a)           On January 8, 2007, Valentis, Inc. (“Valentis”) entered into a Non-Exclusive License Agreement (the “License Agreement”) with Althea Technologies, Inc. (“Althea”). Pursuant to the License Agreement, Valentis granted to Althea, in exchange for a cash license fee of $185,000, a non-exclusive, worldwide, royalty-free, fully paid license, with the right to grant sublicenses, under certain of Valentis’ patents, patent applications and know-how, to make, have made, use, sell, have sold, offer to sell and import plasmid DNA for use in research, preclinical development, clinical development or commercialization activities (the “License”). The License will remain in effect until the expiration of the last of the patents subject to the License Agreement, unless earlier terminated by either Valentis or Althea.

The foregoing descriptions of the License Agreement and the License do not purport to be complete and are qualified in their entirety by reference to the full text of the License Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The License Agreement is not intended as a document for investors and the public to obtain factual information about the current state of affairs of Valentis. Rather, investors and the public should look to other disclosures contained in Valentis’ reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On January 8, 2007, Valentis received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that trading of Valentis’ common stock on the Nasdaq Capital Market will be suspended at the opening of business on January 18, 2007 and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove Valentis’ securities from listing and registration on Nasdaq, unless Valentis appeals Nasdaq’s determination and requests a hearing on the matter no later than 4:00 p.m. Eastern time on January 16, 2007.

As previously reported, Valentis received a letter from Nasdaq on November 21, 2006 indicating that Valentis was not in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B) because Valentis did not have (i) a minimum of $2,500,000 in stockholders’ equity, (ii) a $35,000,000 market value of securities quoted on a Nasdaq market or listed on a national securities exchange, or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or for two of the three most recently completed fiscal years. Additionally, in a letter dated November 29, 2006, Nasdaq indicated its belief that Valentis may be operating as a “public shell” and, as such, raising public interest concerns as set forth in Nasdaq Marketplace Rule 4300. In connection with these letters and Nasdaq’s review of Valentis’ eligibility for continued listing on the Nasdaq Capital Market, Valentis provided to Nasdaq its specific plan, along with accompanying materials, to achieve and maintain compliance with the Nasdaq Capital Market’s continued listing criteria as set forth in the Nasdaq Marketplace Rules. Based upon its review of Valentis’ compliance plan and accompanying materials, Nasdaq determined that Valentis’ common stock is not eligible for continued listing on the Nasdaq Capital Market.

Valentis’ management and board of directors intend to appeal Nasdaq’s determination and to request a hearing on the matter by not later than 4:00 p.m. Eastern time on January 16, 2007. Upon receipt by Nasdaq of Valentis’ hearing request, the suspension of Valentis’ common stock and the filing of the Form 25-NSE will be stayed pending Nasdaq’s final decision.

A copy of the press release, dated January 11, 2007, announcing Valentis’ receipt of Nasdaq’s delisting letter, is attached hereto as Exhibit 99.1. A copy of Nasdaq’s delisting letter, dated January 8, 2007, is attached hereto as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Non-Exclusive License Agreement, dated as of January 8, 2007, by and between Valentis, Inc. and Althea Technologies, Inc.
99.1	Press Release, dated January 11, 2007, announcing Valentis’ receipt of Nasdaq’s delisting letter.
99.2	Nasdaq delisting letter, dated January 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENTIS, INC.

January 11, 2007	/s/ Benjamin F. McGraw, III
Benjamin F. McGraw, III, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Non-Exclusive License Agreement, dated as of January 8, 2007, by and between Valentis, Inc. and Althea Technologies, Inc.
99.1	Press Release, dated January 11, 2007, announcing Valentis’ receipt of Nasdaq’s delisting letter.
99.2	Nasdaq delisting letter, dated January 8, 2007.